Exhibit 99.2

ONDAS NASDAQ: ONDS

Palantir × ONDAS × WORLD VIEW

AI-Enabled Multi-Domain Command and Control Platform

Ondas, Palantir, and World View have formed a strategic partnership to develop a next-generation AI-enabled operational intelligence platform designed to support persistent multi-domain intelligence, surveillance, and reconnaissance (ISR) missions.

The collaboration combines Palantir's operational AI and data analytics platforms, World View's high-altitude Stratollite® sensing systems, and Ondas' growing portfolio of autonomous aerial, ground, and counter-UAS technologies.

Together, the companies are building a unified command-and-control and intelligence architecture capable of connecting sensing platforms operating across the stratosphere, air, and ground domains, enabling operators to convert distributed sensor data into actionable operational decisions.

Ondas brings complementary autonomous systems, World View brings the stratospheric edge, and Palantir provides the software and AI backbone that connects it all.



Stratospheric Sensing – World View

Stratollite high-altitude sensing platform
Persistent ISR missions in the stratosphere
Wide-area surveillance and long-duration monitoring

Autonomous Systems – Ondas

Autonomous unmanned aerial systems (UAS)
Counter-UAS defense platforms
Autonomous ground robotics and sensing platforms

Opertational AI Platform – Palantir

Artificial Intelligence Platform (AIP)
Operational data integration and analytics
AI-enabled command and decision support

ONDAS

NASDAQ: ONDS

AI-Enabled Mission Operations

The partnership will apply Palantir's operational software platforms to support mission planning, intelligence analysis, and operational coordination across the network of sensing platforms.

These capabilities will enable:

- Real-time sensor data fusion
- AI-driven analytics and insights
- Mission planning and operational coordination
- Unified command and control across distributed assets



Operational Programs

The collaboration will initially focus on three core initiatives designed to scale multi-domain intelligence operations.







Warp Speed

Production and Operational Infrastructure

Palantir Warp Speed will support the scaling of World View's Stratollite fleet by integrating supply chain, engineering, and production operations into a unified operational data platform.

AI Flight Director

Mission Planning and Operations

AI Flight Director integrates telemetry, atmospheric modeling, and mission data into an operational platform designed to support flight planning, mission coordination, and operational analysis.

SkyWeaver

Edge Intelligence Platform

SkyWeaver enables onboard edge computing and model inference on the Stratollite platform, allowing intelligence processing to occur closer to the mission environment and for longer durations.

Palantir × ONDAS × WORLD VIEW

Forward-Looking Statements

www.palantir.com | www.ondas.com | www.worldview.space

Statements made in this fact sheet that are not statements of historical or current facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed in our most recent Annual Report on Form 10-K and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.